EXHIBIT 3.2

                               AMENDED AND RESTATED
                                    BYLAWS OF
                          CATALYST INTERNATIONAL, INC.

ARTICLE I
OFFICES; RECORDS

1.1. Principal and Business Offices. The Corporation may have such principal and other business offices, either within or without the State of Delaware, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

1.2. Registered Office. The registered office of the Corporation required by the Delaware General Corporation Law (the "DGCL") to be maintained in the State of Delaware may be, but need not be, identical with the principal office in the State of Delaware. The address of the registered office may be changed from time to time by any officer or by the registered agent. The office of the registered agent of the Corporation shall be identical to such registered office.

1.3. Corporate Records. The following documents and records shall be kept at the Corporation's principal office or at such other reasonable location as may be specified by the Corporation: (a) minutes of meetings of the stockholders and the Board of Directors and any written notices thereof; (b) records of actions taken by the stockholders or directors without a meeting;
(c) records of actions taken by committees of the Board of Directors; (d) accounting records; (e) records as to who owns the stock of the Corporation;
(f) current Bylaws; (g) written waivers of notice by stockholders or directors, if any; (h) voting trust agreements, if any; and (i) stock transfer agreements to which the Corporation is a party or of which it has notice, if any.

ARTICLE II
STOCKHOLDERS

2.1.  Annual Meeting.

(a) The annual meeting of the stockholders (the "Annual Meeting") shall be held on such date and at such time as shall be fixed by or under the authority of the Board of Directors for the purpose of electing directors and for the transaction of such other business as may come before the Annual Meeting. If the election of directors is not held on the day fixed as herein provided for any Annual Meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a meeting of the stockholders as soon thereafter as may be convenient.

(b) At an Annual Meeting, only such business shall be conducted as shall have been properly brought before such Annual Meeting. To be properly brought before an Annual Meeting, business must be (i) specified in the notice of such Annual Meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise brought before such Annual Meeting by or at the direction of the Board of Directors or (iii) brought before such Annual Meeting by a stockholder pursuant to this
Section 2.1.

(c) Only persons who are nominated in accordance with the procedures set forth in this Section 2.1 shall be eligible for election as directors, except as may otherwise be provided by the terms of the Corporation's Certificate of Incorporation with respect to the rights of holders of any series of Preferred Stock to elect directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at an Annual Meeting by or at the direction of the Board of Directors or by any stockholder of the Corporation entitled to vote for the election of directors at such Annual Meeting who complies with the procedures set forth in these Bylaws.

(d) For business to be properly brought before an Annual Meeting by a stockholder, and for nominations by stockholders for the election of directors, the stockholder must have given timely notice

                             Exhibit 3.2 / Page 1

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thereof in writing to the Secretary of the Corporation.  All notices given pursuant to this Section 2.1 shall be in writing and must be received by the Secretary of the Corporation not later than 90 days prior to the anniversary date of the Annual Meeting in the immediately preceding year, except with respect to notices which may be given prior to and in connection with matters to be considered at the first Annual Meeting of the stockholders (the "First Annual Meeting") to be held following the date these Amended and Restated Bylaws become effective (the "Effective Date"), which notices shall be in writing and must be received by the Secretary of the Corporation not later than 60 days before the First Annual Meeting. All such notices shall include
(i) a representation that the person sending the notice is a stockholder of record and will remain such through the Meeting Record Date (defined in Section 2.5), (ii) the name and address, as they appear on the Corporation's books, of such stockholder, (iii) the class and number of the Corporation's shares of stock which are owned beneficially and of record by such stockholder and (iv) a representation that such stockholder intends to appear in person or by proxy at such meeting to make the nomination or move the consideration of other business set forth in the notice. Notice as to proposals with respect to any business to be brought before the Annual Meeting other than election of directors shall also set forth the text of the proposal and may set forth any statement in support thereof that the stockholder wishes to bring to the attention of the Corporation, and shall specify any material interest of such stockholder in such business. The person providing the notice shall also be required to provide such further information as may be requested by the Corporation to comply with federal securities laws, rules and regulations. Notice as to nominations shall set forth the name(s) of the nominee(s), address and principal occupation or employment of each, a description of all arrangements or understandings between the stockholder and each nominee and any person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, the written consent of each nominee to serve as a director if so elected and such other information as would be required to be included in a proxy statement soliciting proxies for the election of the nominee(s) of such stockholder.

(e) The chairman of the Annual Meeting shall refuse to acknowledge the nomination of any person or the consideration of any business not made in compliance with the foregoing procedures.

2.2.  Special Meetings.

(a) A special meeting of the stockholders (a "Special Meeting") may be called only by the Board of Directors pursuant to a resolution adopted by three-quarters (3/4) of the entire Board of Directors and shall be called by the Board of Directors upon the demand, in accordance with this Section 2.2, of the holders of record of shares of stock representing at least 10% of all the votes entitled to be cast on any issue proposed to be considered at the Special Meeting.

(b) In order that the Corporation may determine the stockholders entitled to demand a Special Meeting, the Board of Directors may fix a record date to determine the stockholders entitled to make such a demand (the "Demand Record Date"). The Demand Record Date shall not precede the date upon which the resolution fixing the Demand Record Date is adopted by the Board of Directors and shall not be more than 10 days after the date upon which the resolution fixing the Demand Record Date is adopted by the Board of Directors. Any stockholder of record seeking to have stockholders demand a Special Meeting shall, by sending written notice to the Secretary of the Corporation by hand or by certified or registered mail, return receipt requested, request the Board of Directors to fix a Demand Record Date. The Board of Directors shall promptly, but in all events within 30 days after the date on which a valid request to fix a Demand Record Date is received, adopt a resolution fixing the Demand Record Date and shall make a public announcement of such Demand Record Date. If no Demand Record Date has been fixed by the Board of Directors within 30 days after the date on which such request is received by the Secretary, the Demand Record Date shall be the 30th day after the first day on which a valid written request to set a Demand Record Date is received by the Secretary. To be valid, such written request shall set forth the purpose or purposes for which the Special Meeting is to be held, shall be signed by one or more stockholders of record (or their duly authorized proxies or other representatives), shall bear the date of signature of each such stockholder (or proxy or other representative) and shall set forth all information about each such stockholder and about the beneficial owner or owners, if any, on whose behalf the request is made that would be required to be set forth in a stockholder's notice described in Section 2.1. Any business

                             Exhibit 3.2 / Page 2

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proposed to be brought before the meeting must be a subject for which a special meeting must be called under Delaware law upon the demand of a 10% stockholder.

(c) In order for a stockholder or stockholders to demand a Special Meeting, a written demand or demands for a Special Meeting by the holders of record as of the Demand Record Date of shares representing at least 10% of all the votes entitled to be cast on any issue proposed to be considered at the Special Meeting must be delivered to the Corporation. To be valid, each written demand by a stockholder for a Special Meeting shall set forth the specific purpose or purposes for which the Special Meeting is to be held (which purpose or purposes shall be limited to the purpose or purposes set forth in the written request to set a Demand Record Date received by the Corporation pursuant to paragraph (b) of this Section 2.2,) shall be signed by one or more persons who as of the Demand Record Date are stockholders of record (or their duly authorized proxies or other representatives), shall bear the date of signature of each such stockholder (or proxy or other representative), shall set forth the name and address, as they appear in the Corporation's books, of each stockholder signing such demand and the class or series and number of shares of stock of the Corporation which are owned of record and beneficially by each such stockholder, shall be sent to the Secretary by hand or by certified or registered mail, return receipt requested and shall be received by the Secretary not before and within 70 days after the Demand Record Date.

(d) The Corporation shall not be required to call a Special Meeting upon stockholder demand unless, in addition to the documents required by paragraph
(c) of this Section 2.1, the Secretary of the Corporation receives a written agreement signed by each Soliciting Stockholder (as defined herein), pursuant to which each Soliciting Stockholder, jointly and severally, agrees to pay the Corporation's costs of holding the Special Meeting, including the costs of preparing and mailing proxy materials for the Corporation's own solicitation, provided that if each of the resolutions introduced by any Soliciting Stockholder at such Special Meeting is adopted, and each of the individuals nominated by or on behalf of any Soliciting Stockholder for election as director at such Special Meeting is elected, then the Soliciting Stockholders shall not be required to pay such costs. For purposes of this paragraph (d), the following terms shall have the meanings set forth below:

(i) "Affiliate" shall have the meaning assigned to such term in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

(ii) "Participant in a Solicitation" shall have the meaning assigned to such term in Item 4 of Schedule 14A promulgated under the Exchange Act.

(iii) "Person" shall mean any individual, firm, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

(iv) "Proxy" shall have the meaning assigned to such term in Rule 14a-1 promulgated under the Exchange Act.

(v) "Solicitation" shall have the meaning assigned to such term in Rule 14a-1 promulgated under the Exchange Act.

(vi) "Soliciting Stockholder" shall mean, with respect to any Special Meeting demanded by a stockholder or stockholders, any of the following
Persons: (1) each stockholder signing any such demand; (2) if the number of stockholders signing the demand or demands for a meeting delivered to the Corporation pursuant to paragraph (c) of this Section 2.2 is more than 10, each Person who is or intends to be a Participant in a Solicitation in connection with the Special Meeting (other than a Solicitation of Proxies on behalf of the Corporation); or (3) any Affiliate of a Soliciting Stockholder, if a majority of the directors then in office determine, in good faith, that such Affiliate should be required to sign the written notice described in paragraph (c) of this Section 2.2 or the written agreement described in this paragraph (d) in order to prevent the purposes of this Section 2.2 from being evaded.


                             Exhibit 3.2 / Page 3

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 (e)  Except as provided in the following sentence, any Special Meeting shall be held at such date, time and place as may be designated by the Board of Directors. In the case of any Special Meeting called by the Board of Directors upon the demand of stockholders (a "Demand Special Meeting"), the date of the Demand Special Meeting shall be not more than 70 days after the Meeting Record Date provided that in the event that the directors then in office fail to designate a date and time for a Demand Special Meeting within 30 days after the date that valid written demands for such meeting by the holders of record as of the Demand Record Date of shares of stock representing at least 10% of all the votes entitled to be cast on any issue proposed to be considered at the Special Meeting, as well as the agreement described in paragraph (d) of this Section 2.2 are delivered to the Corporation (the "Delivery Date"), then such meeting shall be held at 2:00 p.m. (local time) on the 100th day after the Delivery Date or, if such 100th day is not a Business Day (as defined below), on the first preceding Business Day. In fixing a meeting date for any Special Meeting, the Board of Directors may consider such factors as it deems relevant within the good faith exercise of its business judgment, including, without limitation, the nature of the action proposed to be taken, the facts and circumstances surrounding any demand for such meeting and any plan of the Board of Directors to call an Annual Meeting or a Special Meeting.

(f) The Corporation may engage independent inspectors of elections to act as an agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported written demand or demands for a Special Meeting received by the Secretary. For the purpose of permitting the inspectors to perform such review, no purported demand shall be deemed to have been delivered to the Corporation until the earlier of (i) five Business Days following receipt by the Secretary of such purported demand and (ii) such date as the independent inspectors certify to the Corporation that the valid demands received by the Secretary represent at least 10% of all the votes entitled to be cast on each issue proposed to be considered at the Special Meeting. Nothing contained in this paragraph shall in any way be construed to limit the ability of the Board of Directors or any stockholder to contest the validity of any demand, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto).

(g) Only business within the purpose described in the meeting notice given in accordance with Section 2.4 of these Bylaws may be conducted at a Special Meeting.

(h) For purposes of these Bylaws, "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Delaware are authorized or obligated by law or executive order to close.

2.3. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Delaware, as the place of meeting for any Annual Meeting or any Special Meeting. If no designation is made, the place of meeting shall be the principal office of the Corporation. Any meeting may be adjourned to reconvene at any place designated by vote of the Board of Directors.

2.4.  Notices to Stockholders.

(a) Required Notice. Written notice stating the date, time and place of the Annual Meeting and, in case of a Special Meeting, the purpose or purposes for which the Special Meeting is called, shall be delivered not less than 10 days nor more than 70 days before the date of the meeting (unless a different time is provided by law or the Certificate of Incorporation), by or at the direction of the Chairman of the Board, the President, or the Secretary, to each stockholder entitled to vote at such meeting or, for the fundamental transactions described in subparagraphs (e)(i) to (v) below, to all stockholders. If mailed, such notice is effective when deposited in the United States mail, and shall be addressed to the stockholder's address shown in the current record of stockholders of the Corporation, with postage thereon prepaid. At least 20 days' notice shall be provided if the purpose, or one of the purposes, of the meeting is to consider a plan of merger or share exchange for which stockholder approval is required by law, or the sale, lease, exchange or other disposition of all or substantially all of the Corporation's property, with or without goodwill, otherwise than in the usual and regular course of business.


                             Exhibit 3.2 / Page 4

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 (b)  Adjourned Meeting.  Except as provided in the next sentence, if any stockholder meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, and place, if the new date, time, and place is announced at the meeting before adjournment. If a new record date for the adjourned meeting is or must be fixed, then notice must be given pursuant to the requirements of paragraph (a) of this Section 2.4 to those persons who are stockholders as of the new record date.

(c)  Waiver of Notice.  A stockholder may waive notice in accordance with
Article VI of these Bylaws.

(d) Contents of Notice. The notice of each Special Meeting shall include a description of the purpose or purposes for which the Special Meeting is called. Except as otherwise provided in these Bylaws, in the Certificate of Incorporation or in the DGCL, the notice of an Annual Meeting need not include a description of the purpose or purposes for which such Annual Meeting is called.

(e) Fundamental Transactions. If a purpose of any stockholder meeting is to consider either: (i) a proposed amendment to the Certificate of Incorporation (including any restated articles); (ii) a plan of merger or share exchange for which stockholder approval is required by law; (iii) the sale, lease, exchange or other disposition of all or substantially all of the Corporation's property, with or without goodwill, otherwise than in the usual and regular course of business; (iv) the dissolution of the Corporation; or
(v) the removal of a director, the notice must so state and in cases (i),
(ii) and (iii) above must be accompanied by, respectively, a copy or summary of the: (1) proposed articles of amendment or a copy of the restated articles that identifies any amendment or other change; (2) proposed plan of merger or share exchange; or (3) proposed transaction for disposition of all or substantially all of the Corporation's property. If the proposed corporate action creates dissenters' rights, the notice must state that stockholders and beneficial stockholders are or may be entitled to assert dissenters' rights, and must be accompanied by a copy of Section 262 of the DGCL.

2.5.  Fixing of Record Date.

(a) Meetings. The Board of Directors may fix in advance a date as the record date for any determination of stockholders entitled to notice of, and to vote at, a stockholder meeting, such date in any case to be not more than 70 days prior to the meeting (the "Meeting Record Date"). In the case of any Demand Special Meeting, (i) the Meeting Record Date shall be not later than the 30th day after the Delivery Date and (ii) if the Board of Directors fails to fix the Meeting Record Date within 30 days after the Delivery Date, then the close of business on such 30th day shall be the Meeting Record Date.
When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in these Bylaws, such determination shall be applied to any adjournment thereof unless the Board of Directors fixes a new record date and except as otherwise required by law. A new record date must be set if a meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

(b) Distributions. The Board may also fix in advance a date as the record date for determining stockholders entitled to receive a dividend or distribution. If no record date is fixed for the determination of stockholders entitled to receive a stock dividend or distribution (other than a distribution involving a purchase, redemption or other acquisition of the Corporation's stock), the close of business on the day on which the resolution of the Board of Directors is adopted declaring the dividend or distribution shall be the record date.

2.6. Stockholder List. The officer or agent having charge of the stock transfer books for shares of the Corporation shall, before each meeting of stockholders, make a complete record of the stockholders entitled to notice of such meeting, arranged by class or series of shares and showing the address of and the number of shares held by each stockholder. The stockholder list shall be available at the meeting and may be inspected by any stockholder or his or her agent or attorney at any time during the meeting or any adjournment. Any stockholder or his or her agent or attorney may inspect the stockholder list beginning two business days after the notice of the meeting is given and continuing to the date of the meeting, at the Corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held and, subject to Section 219 of the DGCL, may copy the list, during regular business hours and at his or her expense, during the period that it is available for inspection hereunder.

                             Exhibit 3.2 / Page 5

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The original stock transfer books and nominee certificates on file with the
Corporation, if any, shall be prima facie evidence as to the identity of the stockholders entitled to inspect the stockholder list or to vote at any meeting of stockholders. Failure to comply with the requirements of this
Section 2.6 shall not affect the validity of any action taken at such meeting.

2.7. Quorum. Except as otherwise provided in the Certificate of Incorporation or in the DGCL, a majority of the votes entitled to be cast by shares entitled to vote as a separate voting group on a matter, represented in person or by proxy, shall constitute a quorum of that voting group for action on that matter at a meeting of stockholders. Once a share is represented for any purpose at a meeting, other than for the purpose of objecting to holding the meeting or transacting business at the meeting, it is considered present for purposes of determining whether a quorum exists for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that meeting.

2.8. Conduct of Meetings. The Chairman of the Board or, in his or her absence, the President, or, in the President's absence, any officer or director chosen by the Board of Directors shall call the meeting of the stockholders to order and shall act as Chairman of the meeting, and the Secretary shall act as secretary of all meetings of the stockholders, but, in the absence of the Secretary, the presiding officer may appoint any other person to act as secretary of the meeting.

2.9. Proxies. At all meetings of stockholders, a stockholder entitled to vote may vote in person or by proxy appointed in writing, by the stockholder or by his or her duly authorized attorney-in-fact. All proxy appointment forms shall be filed with the Secretary or other officer or agent of the Corporation authorized to tabulate votes before or at the time of the meeting. Unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest, a proxy appointment may be revoked at any time. The presence of a stockholder who has filed a proxy appointment shall not of itself constitute a revocation. No proxy appointment shall be valid after eleven months from the date of its execution, unless otherwise expressly provided in the appointment form. The Board of Directors shall have the power and authority to make rules that are not inconsistent with the DGCL as to the validity and sufficiency of proxy appointments.

2.10. Voting of Stock. Each outstanding share of stock shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except to the extent that the voting rights of the shares of stock are enlarged, limited or denied by the Certificate of Incorporation or the DGCL. Shares of stock may be voted by any appropriate means that is capable of authentication (including electronic voting) as determined by the Board of Directors. Shares of stock of the Corporation owned directly or indirectly by another corporation are not entitled to vote if the Corporation owns, directly or indirectly, sufficient shares of stock to elect a majority of the directors of such other corporation. However, the prior sentence shall not limit the power of the Corporation to vote any shares of stock, including its own shares of stock, held by it in a fiduciary capacity.

ARTICLE III

BOARD OF DIRECTORS

3.1. General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors.

3.2. Resignations and Qualifications. A director may resign at any time by delivering a written resignation to the Board of Directors, to the Chairman of the Board, or to the Corporation through the Secretary or otherwise. Directors need not be residents of the State of Delaware or stockholders of the Corporation.

3.3. Regular Meetings. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Delaware, for the holding of regular meetings without other notice than such resolution.

3.4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the President or any two directors. Special meetings of any committee may be called by or at the request of the foregoing persons or the chairman of the committee. The persons calling any special meeting of the Board

                             Exhibit 3.2 / Page 6

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of Directors or committee may fix any place, either within or without the
State of Delaware, as the place for holding any special meeting called by them, and if no other place is fixed the place of meeting shall be the principal office of the Corporation.

3.5.  Meetings by Telephone or Other Technology.

(a) Any or all directors may participate in a regular or special meeting or in a committee meeting of the Board of Directors by, or conduct the meeting through the use of, telephone or any other means of communication by which either: (i) all participating directors may simultaneously hear each other during the meeting or (ii) all communication during the meeting is immediately transmitted to each participating director, and each participating director is able to send immediately messages to all other participating directors.

(b) If a meeting will be conducted through the use of any means described in paragraph (a), all participating directors shall be informed that a meeting is taking place at which official business may be transacted. A director participating in a meeting by any means described in paragraph (a) is deemed to be present in person at the meeting.

3.6. Notice of Meetings. Except as otherwise provided in the Certificate of Incorporation or the DGCL, notice of the date, time and place of any special meeting of the Board of Directors and of any special meeting of a committee of the Board shall be given orally or in writing to each director or committee member at least 48 hours prior to the meeting. The notice need not describe the purpose of the meeting. Notice may be communicated in person, by telephone or facsimile or by mail or private courier. Oral notice is effective when communicated to the director or to any person answering the director's business or home telephone, or when left on the director's answering machine or voice-mail system at the director's home or principal place of business. Written notice is effective at the earliest of the following: (a) when received, (b) five days after its deposit in the United States Mail, if mailed postpaid and correctly addressed, (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee, or (d) at the time a facsimile transmission is completed, if sent by facsimile to the director's home or principal or place of business.

3.7. Quorum. Except as otherwise provided by the DGCL, a majority of the number of directors specified in accordance with the Certificate of Incorporation shall constitute a quorum of the Board of Directors. Except as otherwise provided by the DGCL, a majority of the number of directors appointed to serve on a committee shall constitute a quorum of the committee.

3.8. Manner of Acting. Except as otherwise provided by the DGCL or the Certificate of Incorporation, the affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors or any committee thereof.

3.9. Conduct of Meetings. The Chairman of the Board, or in his or her absence, the President, or in the President's absence, any officer or director chosen by the Board of Directors, shall call meetings of the Board of Directors to order and shall chair the meeting. The Secretary of the Corporation shall act as secretary of all meetings of the Board of Directors, but in the absence of the Secretary, the presiding officer may appoint any other person to act as secretary of the meeting.

3.10. Vacancies. Any vacancy occurring in the Board of Directors shall be filled in the manner provided in the Certificate of Incorporation.

3.11. Compensation. The Board of Directors, irrespective of any personal interest of any of its members, may fix the compensation of directors.

3.12. Presumption of Assent. A director who is present and is announced as present at a meeting of the Board of Directors or a committee thereof at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless (a) the director objects at the beginning of the meeting or promptly upon his

                             Exhibit 3.2 / Page 8

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or her arrival to holding the meeting or transacting business at the meeting,
(b) the director's dissent or abstention from the action taken is entered in the minutes of the meeting or (c) the director delivers his or her written dissent or abstention to the presiding officer of the meeting before the adjournment thereof or to the Corporation immediately after the adjournment of the meeting. Such right to dissent or abstain shall not apply to a director who voted in favor of such action.

3.13. Committees. Unless the Certificate of Incorporation otherwise provides, the Board of Directors, by resolution adopted by the affirmative vote of a majority of all the directors then in office, may create one or more committees, each committee to consist of two or more directors as members, which to the extent provided in the resolution as initially adopted, and as thereafter supplemented or amended by further resolution adopted by a like vote, may exercise such authority as may specifically granted by the Board of Directors, except that no committee may: (a) authorize distributions; (b) approve or propose to stockholders action that the DGCL requires be approved by stockholders; (c) fill vacancies on the Board of Directors or any of its committees, except that the Board of Directors may provide by resolution that any vacancies on a committee shall be filled by the affirmative vote of a majority of the remaining committee members; (d) amend the Certificate of Incorporation; (e) adopt, amend or repeal Bylaws;
(f) approve a plan of merger not requiring stockholder approval; (g) authorize or approve reacquisition of stock, except according to a formula or method prescribed by the Board of Directors; or (h) authorize or approve the issuance or sale or contract for sale of stock, or determine the designation and relative rights, preferences and limitations of a class or series of stock, except within limits prescribed by the Board of Directors. The Board of Directors may elect one or more of its members as alternate members of any such committee who may take the place of any absent member or members at any meeting of such committee, upon request by the Chairman of the Board, the President or upon request by the chairman of such meeting, Each such committee shall fix its own rules (consistent with the DGCL, the Certificate of Incorporation and these Bylaws) governing the conduct of its activities and shall make such reports to the Board of Directors of its activities as the Board of Directors may request or require.

ARTICLE IV

OFFICERS

4.1. Number. The principal officers may include a Chairman of the Board, a President, one or more Vice Presidents (the number and designations to be determined by the Board of Directors), a Secretary, a Treasurer and such other officers if any, as may be deemed necessary by the Board of Directors, each of whom shall be elected by the Board of Directors. Any two or more offices may be held by the same person.

4.2. Resignation and Removal. An officer shall hold office until he or she resigns, dies, is removed hereunder, or a different person is elected to the office. An officer may resign at any time by delivering an appropriate written notice to the Corporation. The resignation is effective when the notice is delivered, unless the notice specifies a later effective date and the Corporation accepts the later effective date. Any officer may be removed by the Board of Directors with or without cause and notwithstanding the contract rights, if any, of the person removed. Except as provided in the preceding sentence, the resignation or removal is subject to any remedies provided by any contract between the officer and the Corporation or otherwise provided by law. Appointment shall not of itself create contract rights.

4.3. Vacancies. A vacancy in any office because of death, resignation, removal or otherwise may be filled by the Board of Directors. If a resignation is effective at a later date, the Board of Directors may fill the vacancy before the effective date if the Board of Directors provides that the successor may not take office until the effective date.

4.4. Chairman of the Board. The Chairman of the Board shall, when present, preside at all meetings of the stockholders and of the Board of Directors.
He or she shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the Corporation as he or she shall deem necessary, to prescribe their powers, duties and compensation and to delegate authority to them. Such agents and employees shall hold office at the discretion of the Chairman of the Board. In general, he or she shall perform all duties incident to the office of the Chairman of the Board and such other duties as may be prescribed by the Board of Directors from time to time. In the absence of the Chairman of the Board, or in the event that the office is

                             Exhibit 3.2 / Page 8
for any reason vacant, the Board of
Directors shall appoint the individual who shall perform the functions of the Chairman of the Board.

4.5. President. Unless otherwise provided by the Board of Directors, the President shall be the chief executive officer of the Corporation. Unless otherwise provided by the Board of Directors, the President shall in general supervise and control all of the business and affairs of the Corporation, carrying out his or her functions subject to the directions of the Chairman of the Board and of the Board of Directors.

4.6. Shared Functions. Except in cases where the signing and execution thereof is expressly delegated by the Board of Directors or these Bylaws to some other officer or agent of the Corporation, or is required by law to be otherwise signed or executed, the Chairman of the Board and the President shall each have the authority to sign, execute and/or acknowledge, on behalf of the Corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the Corporation's regular business, or which shall be authorized by resolution of the Board of Directors; and except as otherwise provided by law or the Board of Directors, they may authorize any Vice President or other officer or agent of the Corporation to sign, execute and acknowledge such documents or instruments in their place and stead.

4.7. Vice Presidents. In the absence of the President or in the event of his or her death, inability or refusal to act, the Executive Vice President, or if there is none, the Senior Vice President, or if there is none, the Vice President (or in the event there is more than one Executive Vice President, Senior Vice President or Vice President, the Executive Vice Presidents and then the Senior Vice Presidents and then the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then according to longest service as an Executive Vice President, a Senior Vice President or a Vice President) shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. Any Executive Vice President, Senior Vice President or Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Corporation; and shall perform such other duties from time to time as may be assigned to him or her by the President or the Board of Directors. Executive Vice Presidents, Senior Vice Presidents and Vice Presidents may by their election have charge and supervision of designated divisions, departments or portions of the Corporation's business.

4.8. Secretary. The Secretary shall: (a) keep (or cause to be kept) regular minutes of all meetings of the stockholders, the Board of Directors and any committees of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation, if any, and see that the seal of the Corporation, if any, is affixed to all documents which are authorized to be executed on behalf of the Corporation under its seal; (d) keep or arrange for the keeping of a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (e) sign certificates for shares of stock of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and in general perform all duties incident to the office of Secretary and have such other duties and exercise such authority as from time to time may be delegated or assigned to him or her by the President or the Board of Directors.

4.9. Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies and other depositories as shall be selected by the Corporation; and (c) in general perform all of the duties incident to the office of Treasurer and have such other duties and exercise such other authority as from time to time may be delegated or assigned to him or her by the President or the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine.

4.10. Assistants and Acting Officers. The Board of Directors and the President shall each have the power to appoint any person to act as assistant to any officer, or as agent for the Corporation in the officer's stead, or to perform the duties of such officer whenever for any reason it is impractical for such officer to act personally, and such assistant or acting officer or other agent so appointed by the Board of Directors or the President shall have the power to perform all the duties of the office to which that person is so appointed to be assistant, or as to which he or

                             Exhibit 3.2 / Page 9
she is so appointed to
act, except as such power may be otherwise defined or restricted by the Board of Directors or the President.

4.11. Salaries. The salaries of the principal officers shall be fixed from time to time by the Board of Directors or by a duly authorized committee thereof, and no officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the Corporation.

4.12. Representation in Other Companies. Unless expressly prohibited by the Board of Directors, the Chairman of the Board and the President shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meetings of security holders of corporations in which the Corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such securities, and which as the owner thereof the Corporation might have possessed and exercised, if present. The Board of Directors may confer like powers upon any other person or persons.

ARTICLE V

CERTIFICATES FOR STOCK AND THEIR TRANSFER

5.1. Certificates for Stock. All shares of stock of the Corporation shall be represented by certificates. Certificates representing shares of stock of the Corporation shall be in such form, consistent with law, as shall be determined by the Board of Directors. Such certificates shall be signed, either manually or in facsimile, by any either or both of the Chairman of the Board or the President. All certificates for shares of stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled, and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except as provided in Section 5.5.

5.2. Signature by Former Officer, Transfer Agent or Registrar. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any certificate for shares of stock has ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if that person were still an officer, transfer agent or registrar at the date of its issue.

5.3. Transfer of Stock. Prior to due presentment of a certificate for shares for registration of transfer, and unless the Corporation has established a procedure by which a beneficial owner of shares of stock held by a nominee is to be recognized by the Corporation as a stockholder, the Corporation may treat the registered owner of such stock as the person exclusively entitled to vote, to receive notifications and otherwise to have and exercise all the rights and power of an owner. The Corporation may require reasonable assurance that all transfer endorsements are genuine and effective and in compliance with all regulations prescribed by or under the authority of the Board of Directors.

5.4. Restrictions on Transfer. The face or reverse side of each certificate representing shares of stock shall bear a conspicuous notation of any restriction upon the transfer of such shares imposed by the Corporation.

5.5. Lost, Destroyed or Stolen Certificates. Where the owner claims that such owner's certificate for shares of stock has been lost, destroyed or wrongfully taken, a new certificate shall be issued in place thereof if the owner (a) so requests before the Corporation has notice that such shares have been acquired by d bona fide purchaser, (b) if required by the Corporation, files with the Corporation a sufficient indemnity bond, and (c) satisfies such other reasonable requirements as may be prescribed by or under the authority of the Board of Directors.

5.6. Consideration for Stock. The shares of stock of the Corporation may be issued for such consideration as shall be fixed from time to time and determined to be adequate by the Board of Directors, provided that any stock having a par value shall not be issued for a consideration less than the par value thereof. The consideration may consist of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the Corporation.

                             Exhibit 3.2 / Page 10

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When the Corporation receives the consideration for which the Board of
Directors authorized the issuance of shares of stock, such shares shall be deemed to be fully paid and nonassessable.

5.7. Stock Regulations. The Board of Directors shall have the power and authority to make all such rules and regulations not inconsistent with the statutes of the State of Delaware as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation, including the appointment or designation of one or more stock transfer agents and one or more registrars.

ARTICLE VI

WAIVER OF NOTICE

6.1. Stockholder Written Waiver. A stockholder may waive any notice required by the DGCL, the Certificate of Incorporation or these Bylaws before or after the date and time stated in the notice. The waiver shall be in writing and signed by the stockholder entitled to the notice, shall contain the same information that would have been required in the notice under the DGCL except that the time and place of meeting need not be stated, and shall be delivered to the Corporation for inclusion in the corporate records.

6.2. Stockholder Waiver by Attendance. A stockholder's attendance at a meeting, in person or by proxy, waives objection to both of the following:

(a) Lack of notice or defective notice of the meeting, unless the stockholder at the beginning of the meeting or promptly upon arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting; and

(b) Consideration of a particular matter at the meeting that is not within the purpose described in the meeting notice, unless the stockholder objects to considering the matter when it is presented.

6.3. Director Written Waiver. A director may waive any notice required by the DGCL, the Certificate of Incorporation or these Bylaws before or after the date and time stated in the notice. The waiver shall be in writing, signed by the director entitled to the notice and retained by the Corporation.

6.4. Director Waiver by Attendance. A director's attendance at or participation in a meeting of the Board of Directors or any committee thereof waives any required notice of the meeting unless the director at the beginning of the meeting or promptly upon arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

ARTICLE VII

ACTION WITHOUT MEETINGS

7.1. Director Action Without Meeting. Unless the Certificate of Incorporation provides otherwise, action required or permitted by the DGCL to be taken at a meeting of Board of Directors or any committee thereof may be taken without a meeting if the action is taken by all members of the Board of Directors or committee. The action shall be evidenced by one or more written consents describing the action taken, signed by each director and retained by the Corporation. Action taken hereunder is effective when the last director signs the consent, unless the consent specifies a different effective date.
A consent signed hereunder has the effect of a unanimous vote taken at a meeting at which all directors or committee members were present, and may be described as such in any document.

ARTICLE VIII

INDEMNIFICATION

8.1. Indemnification. The Corporation shall indemnify and reimburse expenses of all directors, officers, employees and agents of the Corporation to the maximum extent permitted under Section 145 of DGCL or any successor provision thereto.



                             Exhibit 3.2 / Page 11

ARTICLE IX

SEAL

9.1. Seal. The Board of Directors may provide a corporate seal which may be circular in form and have inscribed thereon the name of the Corporation, the state of incorporation and the words "Corporate Seal."

ARTICLE X

AMENDMENTS

10.1. By Stockholders. These Bylaws may be amended or repealed and new Bylaws may be adopted by the stockholders, in accordance with the DGCL and the Certificate of Incorporation.

10.2. By Directors. Except as the Certificate of Incorporation may otherwise provide, these Bylaws may be amended or repealed and new Bylaws may be adopted by the Board of Directors by the vote provided in Section 3.8, but
(a) no Bylaw adopted by the stockholders shall be amended, repealed or readopted by the Board of Directors if the Bylaw so adopted so provides, and
(b) a Bylaw adopted or amended by the stockholders that fixes a greater or lower quorum requirement or a greater voting requirement for the Board of Directors than otherwise is provided in the DGCL may not be amended or repealed by the Board of Directors unless the Bylaw expressly provides that it may be amended or repealed by a specified vote of the Board of Directors. Action by the Board of Directors to adopt or amend a Bylaw that changes the quorum or voting requirements for the Board of Directors must meet the same quorum requirement and be adopted by the same vote required to take action under the quorum and voting requirements then in effect, unless a different voting requirement is specified by the preceding sentence.

10.3. Implied Amendments. Any action taken or authorized by the stockholders or by the Board of Directors, which would be inconsistent with the Bylaws then in effect but is taken or authorized by a vote that would be sufficient to amend the Bylaws so that the Bylaws would be consistent with such action, shall be given the same effect as though the Bylaws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.

                             Exhibit 3.2 / Page 12


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